CONSENT OF ERNST& YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the John Hancock Cash Reserve, Inc. prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Cash Reserve, Inc., Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A, No. 2-66461) of our report dated February 8, 1999 on the financial statements and financial highlights of the John Hancock Cash Reserve, Inc.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 1999